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                                    EXHIBIT B


FOR IMMEDIATE RELEASE

SPATIALIZER AUDIO LABORATORIES, INC.
Corporate Contact:         Henry R. Mandell, Acting CEO
                           Tel 818.227.3370
                           Email: henrym@spatializer.com

WWW Site:                  http://www.spatializer.com


                   SPATIALIZER TO FOCUS ON CORE AUDIO BUSINESS

                    BOARD TO PURSUE SALE OF MULTIDISC ASSETS
                           AND STREAMLINED OPERATIONS

Woodland Hills, CA. September 25, 1998. Spatializer Audio Laboratories, Inc. (NASDAQ: SPAZ), announced today that its Board of Directors has decided to refocus its business on the exploitation of its core audio technologies and to properly position the MultiDisc assets for sale.

The Board of Directors have retained Kibel Green Issa, Inc., which specializes in transition management and turn-around restructuring, to assist the company in streamlining its operations, and in structuring an appropriate transaction to provide value to the Spatializer stockholders and working capital for the ongoing audio operations. Staff and operating cost reductions in each of the company's facilities have been implemented to preserve the company's limited cash resources.

Effective immediately, Steven D. Gershick has resigned as chief executive officer of Spatializer and as president of MultiDisc Technologies, Inc. but will continue to serve as chairman of the board of the company. Henry R. Mandell, who joined the company in March, 1998 as senior vice president finance has been designated as interim chief executive officer to oversee all of the corporate activities with support from Kibel Green Issa. Michael Bolcerek has resigned as president of Desper Products, Inc.



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Steven D. Gershick, Spatializer chairman stated, "In his short time with the company, Henry Mandell has proven to be a highly qualified executive and the board is pleased that he has agreed to assume these additional responsibilities."

Henry R. Mandell, Spatializer's interim chief executive officer remarked, "This week's decision by the U.S. Court of Appeals in our patent litigation with QSound Labs, Inc. should eliminate the substantial negative market perceptions faced by the company over the last four years. While the audio litigation was pending, the company added the MultiDisc technology to diversify and balance its licensing portfolio. We continue to believe that the MultiDisc Technology has considerable prospects, however, we recognize that the capital investment required to properly commercialize the technology is beyond our current capacity. This repositioning strategy and the victory in the patent litigation provides a new opportunity to further solidify our position as a leading provider of virtual audio solutions."

Spatializer Audio Laboratories, Inc., is a leading developer, licensor, and marketer of next-generation audio technologies for the consumer electronics, computing and entertainment industries. The company's advanced audio technology is incorporated into consumer electronics audio, video and DVD products from global brand leaders including Toshiba, Panasonic, Hitachi, Sharp, Sanyo and Proton and in PC multimedia systems and peripherals from Compaq, AST, Dell, Gateway 2000, Fujitsu, Seido-Epson, NEC, Micron and Labtec.

Kibel Green Issa, Inc. is a nationally recognized, west coast-based firm specializing in underperforming and financially troubled situations of middle market companies. Clients cover a broad spectrum of industries including manufacturing, distribution, service and technology.

Spatializer stock is traded on the NASDAQ SmallCap Market System under the symbol SPAZ. The Company is headquartered in Woodland Hills, CA, and has marketing engineering and R&D facilities in Mountain View, CA, Huntington Beach, CA and Tokyo, Japan. Further information may be obtained from Securities and Exchange Commission (SEC) filings, Web site, or be contacting the company directly.


Safe Harbor Act Statement Under the Private Securities Litigation Reform Act of 1995: Certain of the comments by Mr. Gershick and Mr. Mandell, and certain other information in this news release is forward looking and involves risk and uncertainties that could significantly impact the results, including but not limited to dependence on new technology and intellectual property, timely completion of prototype products, the introduction of new competitive technologies and other risks detailed from time to time in the Company's periodic reports filed with the Securities and Exchange Commission.

Spatializer(R) is a registered trademark of Desper Products, Inc. All other trademarks are the property of their respective owners.



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